                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                         PERFORMANCE FOOD GROUP COMPANY
                              LIST OF SUBSIDIARIES

                                            State or
                                         Jurisdiction of
                Name                      Incorporation           Trade Names
--------------------------------------   ---------------   --------------------------
AFFLINK Incorporated                     Alabama           AFFLINK

AFFLINK Corporation                      Nova Scotia

AFFLINK Holding Corporation              Delaware

AFI Foodservice, LLC                     Delaware

All Kitchens, Inc.                       Virginia          All Kitchens of America
                                                           ProGroup

Caro Foods, Inc.                         Louisiana         PFG - Caro Foods

Carroll County Foods, Inc                Maryland          PFG - Carroll County Foods

Empire Imports, Inc                      Florida           PFG - Empire Seafood

Empire Seafood Holding Corp.             Florida           PFG - Empire Seafood

Empire Seafood, LLC                      Delaware

Foodservice Purchasing Group, LLC        Virginia

Gerken Food Company, Incorporated        Delaware

Hale Brothers Summit, Inc.               Tennessee         PFG - Hale

Kenneth O. Lester Company, Inc.          Tennessee         PFG - Customized

Middendorf Meat Company                  Missouri          Middendorf Meat

Middendorf Quality Foods, Inc.           Missouri

NorthCenter Foodservice Corporation      Maine             PFG - NorthCenter

PFG-Broadline, Inc.                      Delaware

PFG Holding, Inc.                        Florida

PFG Customized South Carolina, LLC       Delaware

Plee-Zing, Inc.                          Delaware          Plee-Zing

Performance Food Group of Georgia, Inc.  Georgia           PFG - Milton's
                                                           PFG - Powell

Performance Food Group of Texas, L.P.    Texas             PFG - Temple
                                                           PFG - Victoria

                                                    State or
                                                Jurisdiction of
                  Name                           Incorporation           Trade Names
---------------------------------------------   ---------------   --------------------------
Performance Food Group Company of Texas, Inc.   Texas

Performance Insurance Company Limited           Bermuda

Performance Transportation Systems, Inc.        Tennessee

PFG Lester-Broadline, Inc.                      Tennessee         PFG - Lester

PFG of Florida, LLC                             Florida           PFG - Florida

PFG Receivables Corporation                     Florida

Progressive Group Alliance, Inc.                Virginia          Pocahontas Foods, USA
                                                                  ProGroup

Quality Foods, Inc                              Arkansas          Quality - PFG

Springfield Foodservice Corporation             Massachusetts     PFG - Springfield

Thoms-Proestler Company                         Iowa              TPC

TPC Logistics, Inc.                             Iowa              TPC Logistics

Virginia Foodservice Group, Inc.                Virginia          Nesson Meats
                                                                  PFG - Virginia Foodservice